UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2017

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2017, the Board of Directors (the “Board”) of Depomed, Inc. (the “Company”) amended the Depomed, Inc. Annual Bonus Plan (the “Bonus Plan”) to provide that the weighting of corporate and individual objectives for the CEO and other executive officers is 70% and 30%, respectively.

The foregoing description of the terms of the Bonus Plan is qualified in its entirety by reference to the provisions of the Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03                                           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2017, the Board adopted and approved an amendment and restatement to the Company’s Bylaws (the “Amended Bylaws”).  The Amended Bylaws, among other things, reduce the period of time by which the Board must establish a measurement record date for purposes of ascertaining shareholders eligible to call for a special meeting of shareholders and reduce the overall period of time for completing certain other procedures relating to the calling of a special meeting of shareholders.  The Amended Bylaws also provide for a plurality voting standard for directors in a contested election and clarify that cumulative voting is not permitted as is already set forth in the Company’s Articles of Incorporation.

The foregoing description of the Amended Bylaws is qualified in its entirety by reference to the Amended Bylaws, which is filed as as Exhibit 3.1 to this Current Report on Form 8-K.  All of the changes approved by the Board are shown in the marked version comparing the Amended Bylaws to the Bylaws as in effect immediately prior to such Board approval that is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01                                           Other Events

On May 17, 2017, the Board, upon the recommendation of the Audit Committee of the Board, revised the Audit Committee Charter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On May 17, 2017, the Board, upon the recommendation of the Compensation Committee of the Board, revised the Compensation Committee Charter, which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

On May 17, 2017, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, revised each of the Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines, which are filed as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K.

On May 17, 2017, the Board set August 15, 2017 as the date for the Company’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”). Additional information about the 2017 Annual Meeting will be included in the Company’s proxy materials. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting under Rule 14a-8 must ensure that such proposal is received by the Company not later than the close of business on July 1, 2017, which the Company has determined to be a reasonable time before the Company expects to begin disseminating its proxy materials. Any such proposal should be delivered to the Company at 7999 Gateway Blvd., Suite 300, Newark, California 94560, Attention: Corporate Secretary and must comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

Item 9.01	Exhibits

(d)	Exhibit No.	Description

	3.1	Amended and Restated Bylaws

	3.2	Marked Comparison of Bylaws

	10.1	Depomed, Inc. Amended and Restated Annual Bonus Plan, as adopted on May 17, 2017

	99.1	Audit Committee Charter, as amended through May 17, 2017

	99.2	Compensation Committee Charter, as amended through May 17, 2017

	99.3	Nominating and Corporate Governance Committee Charter, as amended through May 17, 2017

	99.4	Corporate Governance Guidelines, as amended through May 17, 2017

	99.5	Depomed Press Release dated May 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: May 22, 2017	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel